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                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574) and on Form S-4 (333-1928) of U.S. Office Products Company of our reports as of the dates, and related financial statements of the companies, listed below which appear in this Current Report on Form 8-K of U.S. Office Products Company.


            Company                              Date
            -------                              ----

U.S. Office Products Company                     May 31, 1996, except as
                                                  to the third paragraph of
                                                  Note 3, which is as of July
                                                  27, 1996 and Note 15 which
                                                  is as of July 10, 1996

Raleigh Office Supply Company, Inc.              March 8, 1996
Emmons-Napp Office Products, Inc. - Commercial
 Division                                        May 15, 1996
The Office Furniture Store, Inc.                 August 16, 1996


PRICE WATERHOUSE LLP
Minneapolis, Minnesota
September 23, 1996